Exhibit 8.2

TROUTMAN SANDERS LLP Attorneys at Law 875 Third Avenue New York, New York 10022 212.704.6000 telephone troutmansanders.com

August 23, 2017

WashingtonFirst Bankshares, Inc.

11921 Freedom Drive, Suite 250

Reston, Virginia 20190

Ladies and Gentlemen:

We have acted as special counsel to WashingtonFirst Bankshares, Inc., a Virginia corporation (“WashingtonFirst”), in connection with the Agreement and Plan of Merger, dated May 15, 2017 (the “Agreement”), by and among WashingtonFirst, Sandy Spring Bancorp, Inc., a Maryland corporation (“Sandy Spring”), and Touchdown Acquisition, Inc., a Virginia corporation and wholly-owned subsidiary of Sandy Spring (“Merger Sub”), pursuant to which (i) Merger Sub will merge with and into WashingtonFirst (the “First-Step Merger”), with WashingtonFirst continuing as the surviving corporation and as a wholly-owned subsidiary of Sandy Spring and, (ii) immediately following consummation of the First-Step Merger, WashingtonFirst, as the surviving corporation in the First-Step Merger, will merge with and into Sandy Spring (the “Second-Step Merger” and, together with the First-Step Merger, the “Integrated Mergers”), with Sandy Spring continuing as the surviving corporation.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. At your request, and in connection with the filing of the Form S-4, including the joint proxy statement/prospectus forming a part thereof, related to the Integrated Mergers, we are rendering our opinion concerning certain United States federal income tax matters.

In rendering our opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness of the facts, information, representations, covenants and agreements contained in the Agreement, the registration on Form S-4 as amended and supplemented through the date hereof (the “Registration Statement”), including the proxy statement/prospectus forming a part thereof, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have relied upon the accuracy and completeness of certain statements, representations, covenants and agreements made by WashingtonFirst and Sandy Spring, including factual statements and representations set forth in officers’ certificates dated the date hereof from officers of WashingtonFirst and Sandy Spring (the “Representation Letters”). For purposes of rendering our opinion, we have assumed that (i) the Integrated Mergers will be consummated in accordance with the provisions of the Agreement and as described in the Form S-4 (and no transaction or condition described therein and affecting this opinion will be waived by any party to the Agreement), (ii) the statements concerning the Integrated Mergers contemplated by the Agreement and the parties referred to in the Agreement, the Form S-4 and the Representation Letters are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time and thereafter (where relevant), (iii) any statements made in the Agreement, the Form S-4 or the Representation Letters

ATLANTA    BEIJING    CHARLOTTE    CHICAGO    HONG KONG    NEW YORK    ORANGE COUNTY     PORTLAND     RALEIGH

RICHMOND    SAN DIEGO    SAN FRANCISCO    SHANGHAI    TYSONS CORNER    VIRGINIA BEACH    WASHINGTON, DC

August 23, 2017

regarding the “belief” of any person are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time and thereafter (where relevant) in each case as if made without such qualification, and (iv) the parties to the Agreement have complied with, and, if applicable, will continue to comply with, their respective covenants and agreements contained in the Agreement. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to in this paragraph.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, Internal Revenue Service pronouncements and judicial decisions, all as in effect on the date hereof. These authorities are subject to change and any such change may be applied retroactively, and we can provide no assurance as to the effect that any change may have on the opinion that we have expressed below.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, and in the Registration Statement under the heading “U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE INTEGRATED MERGERS”: (1) we are of the opinion that, under currently applicable United States federal income tax law, the Integrated Mergers will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (2) the discussion in the section of the Registration Statement entitled “U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE INTEGRATED MERGERS” constitutes our opinion under current law of the material United States federal income tax consequences of the Integrated Mergers in all material respects.

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We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Troutman Sanders LLP

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